EXHIBIT 6




                         SENIOR SECURED PROMISSORY NOTE



$22,500,000                                                     July 18, 2003

          For value received, the undersigned, DSL.net, Inc., a Delaware corporation (the "Company"), hereby PROMISES TO PAY to the order of DEUTSCHE BANK AG LONDON, acting through DB ADVISORS LLC as INVESTMENT ADVISOR, a UK company (the "Investor"), the principal sum of $22,500,000 together with interest in arrears from and including the date hereof on the unpaid principal balance until such principal balance is paid in full. The Company agrees to make all payments under this Senior Secured Promissory Note to the order of the Investor, in lawful money of the United States of America and in immediately available funds, to such account or place as the Investor may request in writing ten (10) Business Days (as defined herein) prior to any such payment.

          The Company agrees to pay interest on the unpaid principal amount of this Senior Secured Promissory Note until such principal amount shall be paid in full, computed daily, at a rate per annum equal to 1.23%. Interest shall be payable quarterly in arrears as set forth in the relevant provision below and shall be calculated on the basis of actual number of days elapsed and a year of 360 days. Notwithstanding any other provision of this Senior Secured Promissory Note, the Investor does not intend to charge and the Company shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be credited to reduce principal hereunder. All payments received by the Investor hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.

          The Company shall pay interest on the amount of any principal, interest or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum of interest set forth in the immediately preceding paragraph (the "Default Rate").

          Principal hereunder shall be payable in a single payment by 11:00 A.M. (New York City time) on July 18, 2006 (the "Principal Payment Date"). Interest hereunder shall be payable quarterly in arrears commencing on October 31, 2003 and continuing on the same day of each successive quarter thereafter (each such quarterly date upon which interest is due and payable, being an "Interest Payment Date") with a final payment of all unpaid interest on the date principal is paid in full hereunder. The Company shall have the option to pay such interest in cash or to cause such interest to be capitalized on any such Interest Payment Date and added to the principal amount of this Senior Secured Promissory Note, which additional amount shall bear interest and otherwise be payable in accordance with the terms and conditions of this Senior Secured Promissory Note.

          The Investor shall have the right at any time to request that any or all capitalized interest added to the principal amount of this Senior Secured Promissory Note be evidenced by a separate promissory note or notes in substantially the form of this Senior Secured Promissory Note.

          If any day on which a payment is due pursuant to the terms of this Senior Secured Promissory Note is not a day on which banks in the State of New York are generally open (a "Business Day"), such payment shall be due on the next Business Day following and interest shall be payable for such extension of time; provided, that any such interest accruing for such extension of time shall be due and payable on the immediately succeeding Interest Payment Date.

          This Senior Secured Promissory Note may be prepaid at any time, without premium or penalty, in whole or in part, together with accrued interest to the date of such prepayment on the portion prepaid. All prepayments made shall be recorded by the Investor and, prior to any transfer hereof, indorsed on the grid attached as Annex I hereto, which is part of this Senior Secured Promissory Note; provided, that the failure of the Investor to make any such recordation shall not affect the obligations of the Company under this Senior Secured Promissory Note.

          This Senior Secured Promissory Note is entitled to the benefits of and is secured by the pledge, liens, security, title, rights and security interests granted under the Agency, Guaranty and Security Agreement among the Company, the Investors and the other entities listed on the signature pages thereto dated as of July 18, 2003 (the "Agency and Security Agreement"), as the same may be amended, supplemented or renewed, from time to time. If any Event of Default occurs, and is not cured within the applicable cure period, if any, (i) the Investor may by notice to the Company, declare this Senior Secured Promissory Note, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon this Senior Secured Promissory Note, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company and (ii) the Investor may pursue its remedies against the Company and the personal and real property that secures the Company's obligations, from time to time and in such order as the Investor shall determine. For purposes of this Senior Secured Promissory Note, Event of Default shall mean Event of Default as defined in the Agency and Security Agreement.

          The Company agrees that, upon the occurrence of an Event of Default that is not cured within the applicable cure period, the Company shall pay to the Investor, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, all reasonable attorneys' fees, court costs, and other reasonable costs and expenses of the Investor related to the enforcement of payment of this Senior Secured Promissory Note. Such amounts shall be added to the principal of this Senior Secured Promissory Note and will bear interest at the Default Rate.

          All notices and other communications provided for under this Senior Secured Promissory Note shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, if to the Company, at its address at 545 Long Wharf Drive, Fifth Floor, New Haven, CT 06511, Attention: Chief Financial Officer, with a copy to the General Counsel; if to the Investor, at its address at 16th Floor 31 West 52nd Street New York, NY 10019, Attention:
DSL.net; and if to the Agent, at its address at 1761 East St. Andrew Place Santa Ana, CA 92705, Attention: DSL.net.

          No amendment, waiver, modification or supplement of any provision of this Senior Secured Promissory Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and otherwise in accordance with Section 24 of the Agency and Security Agreement and then such amendment, waiver, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given.

          This Senior Secured Promissory Note is governed by and construed in accordance with, the laws of the State of New York.

          This Senior Secured Promissory Note may not be assigned, in whole or in part, from time to time, by the Investor, except with the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that this Senior Secured Promissory Note may be assigned, in whole or in part, from time to time, by the Investor, without the prior written consent of the Company, to an Affiliate (as defined in the Agency and Security Agreement) or to an approved transferee listed on Schedule C to the Note and Warrant Purchase Agreement among the Company and the Investors listed on Schedule A and Schedule B thereto dated as of July 18, 2003, as the same may be amended or supplemented from time to time.

          This Senior Secured Promissory Note and the rights and obligations under this Senior Secured Promissory Note are not assignable or delegable, directly or indirectly, in whole or in part, by the Company, without the prior written consent of the Investor; provided, however, that the Company may transfer this Senior Secured Promissory Note and the rights and obligations under this Senior Secured Promissory Note to any third party that has acquired all or substantially all of the capital stock or ownership interest in and to the Company (including by way of merger or consolidation) or to any third party that has acquired all or substantially all of the assets of the Company; provided that the Collateral (as defined in the Agency and Security Agreement) is included in any such sale. This Senior Secured Promissory Note shall be binding upon the Company, its successors and its assigns, and, in addition, shall inure to the benefit of and be enforceable by the Investor and its successors and assigns. Whenever possible this Senior Secured Promissory Note and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If and to the extent that any such provision of this Senior Secured Promissory Note shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof, and any determination that the application of any provision hereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance. All rights and remedies provided in this Senior Secured Promissory Note, the Agency and Security Agreement or any law shall be available to the Investor and shall be cumulative.

          The Investor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Senior Secured Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof or of the Agency and Security Agreement.

          No course of dealing between the Company and the Investor and no delay or failure in exercising any rights hereunder in respect thereof shall operate as a waiver of any rights of the Investor.

          This Senior Secured Promissory Note and the indebtedness of the Company to the Investor evidenced hereby, shall not be subject to any set-off, recoupment or counterclaim, lack of which is hereby expressly waived by the Company.

          The Company hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this Senior Secured Promissory Note and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Investor to bring proceedings against the Company in the courts of any other jurisdiction.

                                         COMPANY:

                                         DSL.NET, INC.

                                         By: /s/ Robert J. DeSantis
                                             ----------------------
                                         Name: Robert J. DeSantis
                                               ------------------
                                         Title: Chief Financial Officer
                                                -----------------------

                                     Annex I
                                     -------

                                   PREPAYMENTS

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    Date          Amount Prepaid         Unpaid Balance           Notation
                                                                   Made By
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